Exhibit 10.2D

                                LICENSE AGREEMENT

      Agreement dated as of February 16, 2000, between LCS GOLF, INC. a Delaware corporation, having an address at 24 East 12th Street, New York, New York 10003 (hereafter referred to as "LCSG" or "Licensor") and QUINTEL COMMUNICATIONS, INC., a Delaware corporation, having an address at One Blue Hill Plaza, Pearl River, New York 10965 (hereafter referred to as "Quintel" or "Licensee"). Quintel and LCSG are sometimes referred to as a "Party" or the "Parties".

                                   WITNESSETH:

      WHEREAS, Licensor is the owner of or has otherwise acquired the right to use the database described in this Agreement; and

      WHEREAS, Licensee desires to license from Licensor the right to use such database in connection with the Licensee's business; and

      WHEREAS, Licensor is willing to grant such license to the Licensee upon the terms and conditions set forth herein;

      NOW, THEREFORE, the parties, in consideration of the mutual representations and covenants contained herein, hereby agree as follows:

ARTICLE 1 DEFINITIONS

      1.1 "Affiliate" mean, with respect to any Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

      1.2 "Company" means the Licensor and any of its Affiliates.

      1.3 "Commencement Date" means the date hereof.

      1.4 "Database" shall mean all of the information (including but not limited to, names, telephone numbers, street or post office addresses, e-mail addresses, purchase and order records, customer inquiry records and records of responses to Company questionnaires) contained in the Records of the Company Licensor or any of its Affiliates regarding all Persons who are customers of or who have otherwise contacted the Company by any means, including by means of the Company's internet web-sites.

      1.5 "First Use Date" means the date on which Licensor first elects to use the Database under this License Agreement by notice given to Licensor, which date may not be earlier than the date on which a Default (as such term is defined in the Note) occurs under the Note. A use of the Database by the Licensee under the Marketing Agreement shall not be deemed a use of the Database under the license granted under this Agreement.

      1.6 "Licensed Property" shall mean the Database.


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      1.7 "Marketing Agreement" means the Marketing Agreement between Licensor and Licensee of even date herewith.

      1.8 "Note" means the promissory note in the original principal amount of $500,000.00 given by Licensor to Licensee to evidence a loan made concurrently herewith by Licensee to Licensor.

      1.9 "Person" means and includes an individual, a partnership, a joint venture, a joint stock company, a corporation, a limited liability company, a trust, an unincorporated association or organization and a government or a department or agency, authority, official or instrumentality thereof, or any group of the foregoing acting in concert.

      1.10 "Records" means all files, data and all other information expressed in print or through other means of expression or stored in any form of media, and includes, but is not limited to, printed documents; information stored by means of computer hardware or software; information stored on computer storage disks, tapes, the internet or any other forms of data storage now or hereafter in existence.

      1.11 "Royalty Commencement Date" means the First Use Date.

      1.12 "Term" shall mean the term of this agreement as set forth in Article III hereafter.

ARTICLE 2 GRANT OF RIGHTS

      2.1 Grant of License. The Licensor hereby grants to the Licensee the exclusive right, during the Term, to use the Licensed Property in connection with the Licensee's business throughout the world; provided, however, that the Licensor reserves the right to use the Database in the conduct of its business throughout the world.

      2.2 Sublicense or Assignment. The Licensee shall have the right to grant a sublicense or to assign any and all of its rights under this Agreement to a Permitted Sublicensee upon written notice to the Licensor. The Licensee shall not be permitted to sublicense or assign its rights hereunder to any other person, without the prior written consent of the Licensor, which shall not be unreasonably withheld or delayed.

      2.3 Delivery of Database. Concurrently herewith Licensor has delivered to the Licensee a copy of the Database via e-mail at the e-mail address specified by Licensee attached to the e-mail as a compressed file containing all of the information in the Database (the "Attached File") in a compression format compatible with Licensee's computer equipment, and until the Obligations are paid in full, such Attached File shall be updated monthly within seven (7) calendar days after the end of each month by e-mail to the e-mail address specified by Licensee for such purpose from time to time. Licensee shall inform Licensor promptly after delivery of an Attached File if Licensee is unable to properly extract, decompress and install the Database from the Attached File. Licensor shall take steps promptly after such notification to either attempt another e-mail delivery or to provide for physical delivery of the Database in a floppy disk or zip disk format. Until the First Use Date, the Licensor shall not use the Database except as otherwise permitted under the Marketing Agreement.

      2.4 Licensor's Reserved Rights. Subject to the provisions of this Agreement, the Licensee hereby acknowledges and agrees that the Licensor shall have and retain the right to use the Database in


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the conduct of its business and such retained right may be exercised by the
Licensor concurrently with the rights licensed to the Licensee pursuant to this Agreement.

ARTICLE 3 TERM

Subject to the provisions of this Agreement, the Term shall commence on the Commencement Date and shall expire on the date which is ten (10) years after such Commencement Date. The term may be extended for an additional five (5) years at the option of the Licensee by notice to Licensor prior to the end of the initial ten (10) year term.

ARTICLE 4 USE OF PROPERTY

      4.1 Use in Accordance with Law. Licensee shall at all times use the Database in accordance with all applicable governmental laws and regulations.

      4.2 Ownership of Name, Logo and Design. It is hereby agreed and acknowledged by the Licensee that all copyrights and trademarks and other intellectual property rights related to the use of the Database, and any names, styles, designs or other material used or developed by Licensee in connection with its use of the Database and copyrights in any other items produced by the Licensee during the Term hereof using the Database, or any part of the Licensed Property, shall vest solely in the Licensee.

      4.3 Information derived from Use of Database. All data, customers, information, revenues, profits, and other property, tangible and intangible, derived or obtained by Licensee from the use of the Database shall be the sole and exclusive property of Quintel.

ARTICLE 5 ROYALTIES, STATEMENTS AND PAYMENTS

      5.1 Royalties. The Licensee shall pay to the Licensor in U.S. Dollars a royalty of Five Thousand Dollars ($5,000.00) per month.

      5.2 Payment. Royalties shall be payable to the Licensor within thirty (30) days after the end of each month during the Term. If there is any balance due of principal or interest under the Note, then the monthly royalty payment shall be made by credit issued by Licensee against and reduce the balance owed to Licensee under the Note.

ARTICLE 6 PROTECTION OF THE LICENSED PROPERTY

      6.1 Ownership of Licensed Property. The Licensee acknowledges that the Licensor is the owner of the Licensed Property and agrees that it will not dispute or contest the Licensor's interest therein.

      6.2 Infringement.

      6.2.1 In the event that any third party contravenes or infringes any of the Licensed Property in a manner which concerns or affects the Licensee or the Licensor, the Licensor shall, at its sole discretion and at its expense, take such action as it decides and the Licensee shall, at the Licensor's expense, assist the Licensor to the extent necessary (including participation as a party in legal proceedings) to protect any of the Licensor's rights and give the Licensor all reasonable assistance therewith and all compensation damages costs and other benefits of such action shall


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      be the sole property of the Licensor. If the Licensor includes the
      Licensee as a party in legal proceedings pursuant to the provisions of this Section 6.2, the Licensor shall indemnify and hold the Licensee harmless from any claims, suits, judgments, damages and reasonable expenses, costs or attorneys' fees arising out of or related to any such legal proceedings provided the Licensee's acts or omissions are not the cause of such contravention or infringement.

      6.2.2 If the Licensor chooses not to take any action pursuant to paragraph
      (a) above, and such infringement affects the Licensee, then the Licensee shall have the right to bring such action at the Licensee's expense, and the Licensor shall assist the Licensee to the extent necessary (including participation as a party in legal proceedings) and give the Licensee all reasonable assistance therewith and all compensation damages, costs and other benefits of such action shall be4 the sole property of the Licensee. If the Licensee includes the Licensor as a party in legal proceedings pursuant to the provisions of this paragraph 6.2.2, the Licensee shall indemnify and hold the Licensor harmless from any claims, suits, judgments, damages and reasonable expenses, costs or attorneys' fees arising out of or related to any such legal proceedings provided the Licensor's acts or omissions are not the cause of such contravention or infringement.

      6.3 Notification of Infringement. The Licensee shall promptly notify the Licensor in writing of any infringements or imitations by others of the Licensed Property on articles similar to the Covered Products, if and when such become known to the Licensee.

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF LICENSEE

      7.1 Authority. The Licensee represents and warrants that it has the right, power and authority to enter into the Agreement and perform its obligations hereunder.

      7.2 Use of Licensed Property. The Licensee shall not use the Licensed Property in any manner other than as authorized hereunder.

ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF LICENSOR

      8.1 Authority. The Licensor represents and warrants that it has the right, power and authority to enter into the Agreement and perform its obligations hereunder.

      8.2 Right to License. The Licensor represents and warrants that it has all rights required in order to license all rights granted to the Licensee hereunder.

      8.3 No Infringement. The Licensor represents and warrants that there is no obstacle (legal or otherwise) concerning the Licensee's use of the Licensed Property and that the Licensee's use of the Licensed Property as authorized hereunder will not infringe the rights of any third party, and will net result in any claims of unfair competition or violation of any other common law right of any third party

ARTICLE 9 INDEMNIFICATIONS

      9.1 Indemnification by Licensor. The Licensor agrees to indemnify and hold harmless the Licensee, its officers, directors, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses (including reasonable attorneys' fees) arising out of or by any reason of any breach by the Licensor of any of the representations, warranties or arrangements made by it hereunder.


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Licensee shall have the right to establish a trust fund upon filing of any such suit, said amount to be applied to the defense cost and settlement of any such claims; fifty (50%) percent of future royalty payments are subject to deduction for cost and settlement payments at Licensee's discretion. Licensor's liability under this indemnity shall not exceed the total amount of the royalties paid to and payable to Licensor

      9.2 Indemnification by Licensee. The Licensee shall indemnify the Licensor, its agents and assigns and hold each of them harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or by reason of any breach by the Licensee of any of the representations, warranties or arrangements made by it hereunder

      9.3 Obligation to Indemnify. Any claim or liability for which indemnification is provided under this Agreement shall be referred to as a "Claim". An indemnified party will give the indemnifying party notice of any Claim as soon as practicable and in any event within ten days after such indemnified party shall have had actual written notice thereof. The indemnifying party shall be entitled at its expense to defend such Claim provided it gives such indemnified party written notice of its election to do so within thirty
(30) days after receiving written notice from such indemnified party to defend it. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be borne by such indemnified party, unless (i) the indemnifying party has failed timely to serve written notice of its election to provide counsel at its expense, (ii) the employment of such counsel selected by the indemnified party has been authorized by the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to defend such action against it. In the event of either (i), (ii) or (iii), counsel to the indemnifying party shall not be entitled to direct the defense of such indemnified party and the fees and expenses of counsel employed by such indemnified party shall be borne and reimbursed by the indemnifying party.

ARTICLE 10 TERMINATION

      10.1 Licensor's Right to Terminate this Agreement. The Licensor shall have the right to terminate this Agreement (without prejudice to any rights which it may have either under the provisions of this Agreement or otherwise), effective as of the date of receipt by the Licensee of written notice (unless provided otherwise herein) of such termination by the Licensor, upon the occurrence of any of the following events:

      (i) If any order shall be made or resolution passed for the winding up of the Licensee (other than for the purpose of bona fide reconstruction or amalgamation), which order is not released within sixty (60) days, or if the Licensee shall make any arrangement with or for the benefit of its creditors or if a receiver or administrator shall be appointed in respect of the Licensee's assets; or

      (ii) Default by the Licensee in the performance of any of its material obligations provided for in this Agreement; provided, however, that the Licensee shall be entitled to thirty (30) days prior written notice from the Licensor of such default, and this Agreement shall not be terminated if the default is cured within such thirty (30) day period.

      10.2 Licensee's Right to Terminate this Agreement. The Licensee shall have the right to terminate this Agreement (without prejudice to any rights which it may have either under the provisions of this Agreement or otherwise), upon the default by the Licensor in the performance of any of its other material obligations provided for in this Agreement; provided, however, that the Licensor shall be


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entitled to thirty (30) days prior written notice from the Licensee of such default, and this Agreement shall not be terminated if the default is cured within such thirty (30) day period.

ARTICLE 11 MISCELLANEOUS

      11.1 Notices. All notices and statements shall be in writing and shall together with any payments be personally delivered or sent registered or certified mail, return receipt requested, postage prepaid to the intended party at the address set forth at the beginning of this Agreement (unless notification of a change of address is given in writing), with a copy of any notice to Licensor shall be given in the same manner to Don A. Paradiso, Don A. Paradiso PA., 2072 South Military Trail, Suite 7, West Palm Beach, Florida 33415 and a copy of any notice given to Licensee shall be given in the same manner to Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022. The date of mailing of a notice shall be deemed the date the notice is given.

      11.2 Waiver, Modification. The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by either party of any breach of this Agreement must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

      11.3 Relationship of the Parties. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have the power to obligate or bind the other in any manner whatsoever.

      11.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements executed and to be wholly performed therein. Any action brought to enforce the provisions of this Agreement shall be brought in the State of New York, and each Party hereby consents to the personal jurisdiction of the federal and state courts located in the State of New York, and agrees that unless applicable law requires a different method, service of process in any such action may be made by first class mail upon a Party at its address set forth in the beginning of this Agreement or at such other address as the Party shall advise the other Party by written notice in the manner required under this Agreement.

      11.5 Captions. Captions of paragraphs appearing herein are inserted for reference and convenience only and do not define or limit the scope or intent of any provision hereof.

      11.6 Entire Agreement. There are no representations. warranties or covenants, with respect to the subject matter contained herein, other than those set forth in this Agreement which sets forth the entire understanding and agreement among the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


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                                  QUINTEL COMMUNICATIONS, INC.

                                  By: /s/ Jeffrey Schwartz
                                      --------------------------------------
                                      Name: Jeffrey Schwartz
                                      Title:  Chairman, CEO


                                 LCS GOLF, INC.

                                 By: /s/ Michael Mitchell
                                      --------------------------------------
                                      Name: Michael Mitchell
                                      Title:  Pres.


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